CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 of the Gator Capital Long/Short ETF, a series of The Gator Capital Investment Trust and to the use of our report dated June 24, 2026 on the financial statements and financial highlights of Gator Capital Long/Short Fund, a series of The Caldwell & Orkin Funds, Inc, appearing in Form N-CSR for the year ended April 30, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 6, 2026